UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2008

SEGUSO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

New York	333-122697	20-1801142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 54th Drive West, Suite G102 Bradenton, Florida 34210		34210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 941-753-7303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Seguso Holdings, Inc. (the "Company"), is in the development stage and is a "blank check" company that was organized to obtain funding from subscribers to pay certain offering expenses and to provide a public vehicle for effecting a business combination with a private company with growth potential.

On April 23, 2008, the Company completed its initial public offering (the “Offering”) under Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement (the "Registration Statement") declared effective by the Securities and Exchange Commission ("SEC") on October 26, 2007 (the “Registration Statement”). The Offering was extended from January 24, 2008 (ninety (90) days from the date of the Company’s prospectus) for an additional ninety (90) days until April 23, 2008, as disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2008. The Offering was conducted directly by the Company on a self underwritten, all-or-none basis.

As of April 23, 2008, the Company had sold 500,000 shares of its common stock, $.0001 par value, at a price of $.10 per share, resulting in aggregate gross proceeds of $50,000. Except for ten percent (10%) of the deposited funds (or $5,000), which amount was released to the Company upon completion of the Offering pursuant to Rule 419(b)(2)(vi) to pay for certain offering expenses, the deposited funds and the securities to be issued to subscribers were placed in escrow (non-interest bearing, with respect to the escrowed funds) and may not be released to the Company until an acquisition meeting certain specified criteria has been made within 18 months of the effective date of the Registration Statement and a sufficient number of subscribers reconfirm their investment in accordance with the procedures set forth in Rule 419 (the "Reconfirmation Offering"). In the event such a business combination and Reconfirmation Offering cannot be effected within such timeframe, the remaining escrowed funds shall be returned to the subscribers without interest.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGUSO HOLDINGS, INC.

/s/ Robert Seguso
Robert Seguso
President and CEO

Date: April 29, 2008